Exhibit 99.1

NEWS RELEASE

Five Below, Inc. Announces Postponement of Proposed Secondary Offering

PHILADELPHIA, PA – (June 20, 2013) – Five Below, Inc. (Nasdaq: FIVE) today announced that, in light of current capital market conditions, it has decided to postpone its previously announced secondary offering of shares of common stock at this time.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Five Below

Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds – Style, Room, Sports, Media, Crafts, Party, Candy and Now. Five Below is headquartered in Philadelphia, Pennsylvania.

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Investor Contact:

ICR, Inc.

Farah Soi

203-682-8200

Farah.soi@icrinc.com

Media Contact:

Gregory FCA

Joe Hassett

610-642-8253

joeh@gregoryfca.com